As filed with the Securities and Exchange Commission on November 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Select Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other Jurisdiction of Incorporation or Organization)	81-4561945 (I.R.S. Employer Identification No.)
1233 W. Loop South, Suite 1400
Houston, Texas 77027
(713) 235-9500
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Nick L. Swyka
1233 W. Loop South, Suite 1400
Houston, Texas 77027
(713) 235-9500
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
David P. Oelman
Stephen M. Gill
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2222
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Select Energy Services, Inc.
8,717,619 Shares of Class A common stock

The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our Class A common stock, par value $0.01 per share (“Class A common stock”). These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”
The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.
We are registering these 8,717,619 shares of our Class A common stock for sale by the selling stockholders named in the “Selling Stockholders” section of this prospectus.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “WTTR.” The last reported sales price of our Class A common stock on November 3, 2022 was $8.65 per share.
Our principal executive offices are located at 1233 W. Loop South, Suite 1400, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500.
You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders may offer and sell up to an aggregate of 8,717,619 shares of our Class A common stock from time to time. This prospectus generally describes Select Energy Services, Inc. and the Class A common stock that the selling stockholders may offer. Each time that a selling stockholder offers and sells securities, such selling stockholder may provide a prospectus supplement to this prospectus, to the extent appropriate, that contains specific information about the securities being offered and sold and the specific terms of that offering. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading “Plan of Distribution.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

AVAILABLE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.
Our Class A common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.
We also make available free of charge on our website at www.selectenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, including portions of our Definitive Proxy Statement on Schedule 14A for our 2022 annual meeting of stockholders specifically incorporated by reference therein;

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our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022;

•
our Current Reports on Form 8-K filed on February 23, 2022, March 18, 2022, May 10, 2022, October 21, 2022, November 2, 2022 and November 4, 2022 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•
the description of our Class A common stock contained in our Form 8-A filed on April 18, 2017, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we have filed for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.
These documents can be accessed free of charge on our website at www.selectenergy.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Select Energy Services, Inc.
1233 W. Loop South, Suite 1400
Houston, Texas 77027
Phone: (713) 235-9500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “preliminary,” “forecast,” and similar expressions or variations are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and those set forth from time to time in our other filings with the SEC, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•
the severity and duration of world health events, including the novel coronavirus (“COVID-19”) pandemic and its variants, and associated repercussions to supply and demand for oil and natural gas and the economy generally;

•
global economic distress resulting from sustained Russia-Ukraine war and related economic sanctions, rising interest rates, and potential energy shortages in Europe, which may decrease demand for oil and demand for our services or contribute to volatility in the prices for oil and natural gas;

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actions taken by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with announced supply limitations;

•
actions taken by the Biden Administration or state governments, such as executive orders or new or expanded regulations, that may negatively impact the future production of oil and natural gas in the United States or our customers’ access to federal and state lands for oil and gas development operations, thereby reducing demand for our services in the affected areas;

•
the level of capital spending and access to capital markets by oil and gas companies in response to changes in commodity prices or reduced demand;

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the ability to source certain raw materials and other critical components or manufactured products globally on a timely basis from economically advantaged sources;

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operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, measures taken to protect the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;

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any new or additional measures required by national, state or local governments to combat COVID‑19, such as a COVID-19 vaccine mandate, which if enacted, could reduce labor availability or add additional operational costs as we may experience constraints on our workforce and the workforce of our supply chain, which could have a negative impact on our operations;

•
the potential deterioration of our customers’ financial condition, including defaults resulting from actual or potential insolvencies;

v

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the degree to which consolidation among our customers may affect spending on U.S. drilling and completions;

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trends and volatility in oil and gas prices, and our ability to manage through such volatility;

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the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate freshwater transfer, chemicals, carbon pricing, pipeline construction, taxation or emissions, leasing, permitting or drilling on federal lands and various other environmental matters;

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regional impacts to our business, including our key infrastructure assets within the Bakken, the Northern Delaware portion of the Permian Basin, and the Haynesville;

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capacity constraints on regional oil, natural gas and water gathering, processing and pipeline systems that result in a slowdown or delay in drilling and completion activity, and thus a decrease in the demand for our services in our core markets;

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regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, may over time reduce demand for oil and gas and therefore the demand for our services;

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growing demand for electric vehicles that may result in reduced demand for gasoline and therefore the demand for our services;

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our ability to hire and retain key management and employees, including skilled labor;

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our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

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our health, safety and environmental performance;

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the impact of competition on our operations;

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the degree to which our exploration and production customers may elect to operate their water-management services in-house rather than source these services from companies like us;

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our level of indebtedness and our ability to comply with covenants contained in our senior secured sustainability-linked credit facility or future debt instruments;

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delays or restrictions in obtaining permits by us or our customers;

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constraints in supply or availability of equipment used in our business;

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the impact of advances or changes in well-completion technologies or practices that result in reduced demand for our services, either on a volumetric or time basis;

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changes in global political or economic conditions, generally, and in the markets we serve, including the rate of inflation and potential economic recession;

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acts of terrorism, war or political or civil unrest in the U.S. or elsewhere;

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accidents, weather, natural disasters or other events affecting our business; and

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the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary note.

ABOUT SELECT ENERGY SERVICES, INC.
Overview
We are a leading provider of comprehensive water-management and chemical solutions to the oil and gas industry in the U.S. As a leader in the water solutions industry, we place the utmost importance on safe, environmentally responsible management of oilfield water throughout the lifecycle of a well. Additionally, we believe that responsibly managing water resources through our operations to help conserve and protect the environment in the communities in which we operate is paramount to our continued success. For additional information about our company, please read the documents listed under “Incorporation of Certain Information by Reference.”
General Corporate Information
Our principal executive offices are located at 1233 W. Loop, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500. Our website address is www.selectenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholders.

SELLING STOCKHOLDERS
The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 8,717,619 shares of our Class A common stock. The term “selling stockholders” includes the stockholders listed in the table below and their respective pledgees, transferees or other successors-in-interest.
We are registering these 8,717,619 shares of our Class A common stock for sale by the selling stockholders named below pursuant to the Purchase Agreement (the “Purchase Agreement”), dated November 1, 2022, by and among us, solely for the purposes listed therein, SES Holdings, LLC, our subsidiary, and Break-Starr Holdings, LLC (“Break-Starr”) in connection with our acquisition of all of the equity interests in Breakwater Energy Services, LLC (“Breakwater”), a direct wholly-owned subsidiary of Break-Starr (the “Breakwater Acquisition”).
The following table sets forth information as of November 1, 2022, regarding the beneficial ownership of shares of our Class A common stock held by the selling stockholders and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our Class A common stock held by the selling stockholders as of November 1, 2022. We have not independently verified this information.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates other than being owners, officers or employees of Breakwater. To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders are not broker-dealers.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The percentage of Class A common stock owned by the selling stockholders, both before and after the offering, is based on 108,236,280 shares of Class A common stock outstanding as of November 1, 2022. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the person named below.
	Shares of Class A Common Stock Owned Prior to this Offering	Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder are Sold)	Shares of Class A Common Stock Owned After this Offering	Percentage of Class A Common Stock Owned
Name of Selling Stockholders				Before Offering	After Offering (Assuming All Shares Registered Hereunder Are Sold)
Break-Starr Holdings, LLC(1)	697,410	697,410	—	*	—
Kinsel Industries, LLC(2)	2,219,721	2,219,721	—	2.1%	—
Janice L. Kinsel(3)	1,639,774	1,639,774	—	1.5%	—
Richard L. Kinsel Jr. Family Trust(4)	780,881	780,881	—	*	—
John McGillis(5)	701,272	701,272	—	*	—

	Shares of Class A Common Stock Owned Prior to this Offering	Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder are Sold)	Shares of Class A Common Stock Owned After this Offering	Percentage of Class A Common Stock Owned
Name of Selling Stockholders				Before Offering	After Offering (Assuming All Shares Registered Hereunder Are Sold)
Richard L. Kinsel Jr. Marital Trust(6)	768,481	768,481	—	*	—
Mort Energy, LLC(7)	464,632	464,632	—	*	—
Eagle Eye Water Sales, LLC(8)	464,632	464,632	—	*	—
Ramos Equity Investments, LLC(9)	290,239	290,239	—	*	—
Mission Rio, LLC(10)	232,316	232,316	—	*	—
Other Current and Former Officers, Employees and their Associates as a Group(11)	458,261	458,261	—	*	—
Total	8,717,619	8,717,619	—	8.1%	—

*
Less than one percent.

(1)
Break-Starr is managed by a board of managers, which is comprised of seven individuals. The address of Break-Starr is 8 Greenway Plaza Ste. 1005, Houston, Texas 77046.

(2)
Kinsel Industries, LLC (“Kinsel”) is managed by one individual, Kyle Kinsel. The address of Kinsel is 1855 Westlake Dr., Austin, Texas 78746.

(3)
The address of Janice L. Kinsel is 5903 Oakland Field Trail, Houston, Texas 77059.

(4)
Richard L. Kinsel Jr. Family Trust (“RLK Family Trust”) is managed by one individual, Janice L. Kinsel. The address of RLK Family Trust is 5903 Oakland Field Trail, Houston, Texas 77059.

(5)
The address of John McGillis is 4077 Fredericksburg Rd, Kerrville, Texas 78028.

(6)
Richard L. Kinsel Jr. Marital Trust (“RLK Marital Trust”) is managed by one individual, Janice L. Kinsel. The address of RLK Family Trust is 5903 Oakland Field Trail, Houston, Texas 77059.

(7)
Mort Energy, LLC (“Mort”) is managed by Mortazavi Family II LP, which in turn is managed by Amir Mortazavi, its general partner. The address of Mort is 6614 Lupton Drive, Dallas, Teas 75225.

(8)
Eagle Eye Water Sales, LLC (“Eagle Eye”) is managed by one individual, Henry McDonald. The address of Eagle Eye is 414 N 8th St., PO Box 597, Loving, New Mexico 88256.

(9)
Ramos Equity Investments, LLC (“Ramos”) is managed by three individuals, Miguel A. Ramos, Rosbel E. Ramos and Ricardo Ramos. The address of Ramos is 3636 Pasadena Blvd., Pasadena, Texas 77503.

(10)
Mission Rio, LLC (“Mission Rio”) is managed by two individuals, Ty Watkins and Samann Vest Watkins. The address of Mission Rio is PO Box 1179, Kermit, Texas 79745.

(11)
Other current and former officers, employees and their associates as a group includes six individuals not otherwise listed above that collectively own approximately 0.94% of our Class A common stock. All of the selling stockholders in this group are current or former officers or employees of Breakwater.

ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of shares of Class A common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this registration statement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in shares of Class A common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of Class A common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
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whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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whether the investment is permitted under the terms of the applicable documents governing the Plan;

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whether the acquisition or holding of the shares of Class A common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “— Prohibited Transaction Issues” below); and

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whether the Plan will be considered to hold, as plan assets, (i) only shares of Class A common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “— Plan Asset Issues” below).

Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of Class A common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
Because of the foregoing, shares of Class A common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
a)
the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations) — i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

b)
the entity is an “operating company” (as defined in the DOL regulations) — i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

c)
there is no significant investment by “benefit plan investors” (as defined in the DOL regulations) — i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our Class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of Class A common stock. Purchasers of shares of Class A common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of Class A common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of Class A common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION
We are registering in the aggregate 8,717,619 shares of Class A common stock, which were issued to the selling stockholders to permit each selling stockholder and its pledgees, transferees or other successors-in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of its respective shares in the manner contemplated in this section. We will not receive any of the proceeds from the sale of shares of Class A common stock in this offering. We will bear all fees and expenses incident to our obligation to register the shares.
In connection with the Breakwater Acquisition, we entered into the Purchase Agreement, which included registration rights pursuant to which we agreed to file with the SEC a registration statement covering the resale of the shares of Class A common stock issued in connection therewith from time to time. We are registering the shares of Class A common stock issued or issuable pursuant to the Purchase Agreement in accordance with the registration rights provisions therein in order to permit the selling stockholders to offer shares of Class A common stock for resale from time to time.
The selling stockholders and their respective pledgees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock on any stock exchange, market or trading facility on which the shares of Class A common stock are traded or in private transactions, subject to certain restrictions on transfer that may be applicable to the selling stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. Each selling stockholder may use any one or more of the following methods when disposing of the shares:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through brokers, dealers or underwriters that may act solely as agents;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
delivery of shares in settlement of short sales;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•
broker-dealers may agree with the applicable selling stockholder to sell a specified number of shares of Class A common stock at a stipulated price per share;

•
a combination of any such methods of disposition; and

•
any other method permitted pursuant to applicable law.

Any selling stockholder, as applicable, may elect to make a pro rata in-kind distribution of the shares of Class A common stock to its security holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such security holders are not affiliates of ours, such security holders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through a registration statement.
Each selling stockholder may also sell shares under Rule 144 under the Securities Act or other exemptions from registration under the Securities Act, rather than under this prospectus, provided that it meets the criteria and conform to the requirements of that rule.

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from such selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares of Class A common stock, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of their shares of Class A common stock and the pledgee or other secured party, transferee or other successor in interest may sell shares of Class A common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder(s) to include the pledgee, secured party, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer the shares of Class A common stock in other circumstances in which case the transferees, pledgees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such shares of Class A common stock from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of selling stockholder(s) to include the transferees, pledgees or other successors-in-interest as a selling stockholder under this prospectus.
Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Class A common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares of Class A common stock involved, (iii) the price at which such shares of Class A common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.
The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of Class A common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties, which may in turn engage in short sales in the course of hedging the positions they assume. A selling stockholder may also sell shares of Class A common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers or other third parties that in turn may sell these securities. A selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties or create one or more derivative securities which require the delivery to such broker-dealer, other financial institution and other third parties of shares of Class A common stock offered by this prospectus, which shares of Class A common stock such broker-dealer or other financial institution or third party may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction if required), including in short sale transactions. Third parties may use securities pledged by a selling stockholder or borrowed from a selling stockholder or others to settle sales or to close out any related open borrowings of securities, and may use securities received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of securities.
Any selling stockholder and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
There can be no assurance that any selling stockholder will sell any or all of its shares of Class A common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The aggregate proceeds to a selling stockholder from the sale of shares of Class A common stock offered by it will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase to be made directly or through agents. We will not receive any of the proceeds from this offering. We are required to pay all fees and expenses incident to the registration of the shares, other than any underwriting fees, discounts and selling commissions, stock transfer taxes and fees and disbursements of counsel. We have agreed to indemnify the selling stockholders, each person who controls any selling stockholder and its respective officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers, in certain circumstances against certain losses, claims, damages or liabilities to which they may become subject, including certain liabilities under the Securities Act.
We have agreed with the selling stockholders under the Purchase Agreement in accordance with the registration rights provisions therein to use our commercially reasonable efforts to ensure that the shares of Class A common stock constituting registrable shares under the Purchase Agreement in accordance with the registration rights provisions therein are registered for sale under the Securities Act as contemplated by the Purchase Agreement in accordance with the registration rights provisions therein. Such obligations shall cease and terminate, with respect to such registrable shares, upon the later to occur of (a) the one-year anniversary of the issuance of the shares of Class A common stock under the Purchase Agreement, or (b) such time that all such registrable shares are freely transferable without limitation and without restrictions or conditions.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus
November 4, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.
SEC registration fee	$8,175.41
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$8,175.41

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Select Energy Services, Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote agreement or otherwise.
Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.
We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.
We have entered into, or will enter into, written indemnification agreements with our directors and executive officers. Under such agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
Item 16.   Exhibits.
The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   that, for purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Select Energy Services, Inc. (incorporated by reference herein to Exhibit 3.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed May 15, 2019 (File No. 001-38066)).
3.2	Second Amended and Restated Bylaws of Select Energy Services, Inc. (incorporated by reference herein to Exhibit 3.2 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed May 15, 2019 (File No. 001-38066)).
4.1	Form of Stock Certificate (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.’s Registration Statement on Form S-1, filed March 2, 2017 (Registration No. 333-216404)).
4.2	Amended and Restated Registration Rights Agreements, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P., SCF-VII(A), L.P. and WDC Aggregate LLC (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed July 19, 2017 (File No. 001-38066)).
*5.1	Opinion of Vinson & Elkins L.L.P.
*23.1	Consent of Grant Thornton LLP.
*23.2	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
*24.1	Power of Attorney (included on the signature page of this Registration Statement).
*107	Filing Fee Table.

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 4, 2022.
SELECT ENERGY SERVICES, INC.
By:
/s/ Nick L. Swyka

Nick L. Swyka
Chief Financial Officer and Senior Vice President
POWER OF ATTORNEY
Each person whose signature appears below appoints John D. Schmitz and Nick L. Swyka, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 4, 2022.
Name	Title
/s/ John D. Schmitz John D. Schmitz	President, Chief Executive Officer and Chairman (Principal Executive Officer)
/s Nick L. Swyka Nick L. Swyka	Chief Financial Officer and Senior Vice President (Principal Financial Officer)
/s/ Brian P. Szymanski Brian P. Szymanski	Chief Accounting Officer (Principal Accounting Officer)
/s/ Robert V. Delaney Robert V. Delaney	Director
/s/ Douglas J. Wall Douglas J. Wall	Director
/s/ Richard A. Burnett Richard A. Burnett	Director
/s/ Troy W. Thacker Troy W. Thacker	Director

Name	Title
/s/ Luis Fernandez-Moreno Luis Fernandez-Moreno	Director
/s/ Gayle Burleson Gayle Burleson	Director